Exhibit 99.1

Idaho General Announces Confirmation of Hall - Tonopah Molybdenum Mineralization and Verifies Shallow High Grade and Deeper Mineralization.  Phase 2 Drilling and Pre-Feasibility Study Has Been Initiated.

SPOKANE, WASHINGTON — May 8, 2007, Idaho General Mines (AMEX:GMO) today announced completion of the Phase 1 drilling program at its Hall-Tonopah project located in Nye County, Nevada.  The drilling program was designed to validate and confirm the continuity of mineralization indicated in the previous results of drilling by Anaconda and Cyprus.  The new drilling has confirmed previous drill results for the upper ore body, and has indicated near surface high grade mineralization greater than 0.10 % on the east side of the existing molybdenum pit.  Additionally, molybdenum grades for the lower ore body of greater than 0.20% have been indicated below the existing pit. These results, combined with existing data, will form the basis for a phase 2 drilling program of 20 diamond drill holes and a pre-feasibility study which the Company expects to complete by the end of 2007.

The Company’s Chief Executive Officer, Bruce D. Hansen said, “Hall-Tonopah represents a second advanced stage opportunity for Idaho General Mines.  While we continue to maintain our primary focus on the permitting and development of our 1.2 billion pound, world-class, high grade Mount Hope molybdenum deposit located in nearby Eureka County, Nevada, we have begun a pre-feasibility study for the developed pit and east extension of the Hall-Tonopah molybdenum deposit.  As we have previously indicated, we believe, based on our current modeling and these drill results, that a potential mining rate of approximately 20,000 tons per day can be sustained at Hall-Tonopah at grades of 0.09 to 0.11 percent molybdenum or approximately 2 pounds molybdenum per ton mined.  We expect that our pre-feasibility study will confirm these estimates.”

Mr. Hansen added, “The new drilling confirms the high grade molybdenum zone east of and at depth below the existing moly pit.  Hole HT — 781 indicates a 365 foot intercept of 0.23% moly and Hole HT— 776 intercepts 370 feet of 0.11% Moly. Also, shallow high grade molybdenum mineralization has been identified near surface starting at a depth of 5 feet and extending to the east on the east side of the existing Moly pit.  This 50 deg east oriented hole, HT — 679, indicates this upper east zone, intersecting 525 feet of 0.10% moly.  Additionally, the drilling results indicate the potential for early mining directly in high grade from the existing pit.”

The Company acquired ownership of 100% of the Hall-Tonopah property through purchases in 2006 and January 2007.  While the mill at Hall-Tonopah was generally reclaimed by the prior owner in 2002, the pit was not reclaimed and remains open and readily accessible for mining.  In addition, much of the ancillary infra-structure and other facilities from previous operators remain in place and in usable condition, including: power facilities, water storage and distribution systems, mill foundations, roads, tailing facilities, truck and maintenance vehicle shops, office structures and an assay laboratory.

Hall-Tonopah is also located on patented claims and fee lands owned by the Company, which the Company believes may expedite the permitting process.

The Phase 1 drilling program, initiated in January, 2007, consisted of 13 RC holes and six diamond drill holes at a cost of $2.2 million.  The program was designed to test both the areas of known and modeled mineralization as well as delineate areas of higher grade mineralization.  The Company drilled a total of 19,871 feet (8,076 feet of core drilling) in the 19 holes to test two molybdenum mineralized zones: the east upper zone associated with copper-molybdenum mineralization partially mined by Equatorial Mining in the late 1990’s, and a second deep high grade zone in the adjacent primary molybdenum open pit which was developed and partially mined by Anaconda Minerals and Cyprus in the 1980’s and early 1990’s.

The near surface zone was identified in core hole HT-679, an angled core hole, drilled at -50o and due west and total depth of 2825 ft and approximately paralleling the slope of the existing open pit.  Notable intercepts include:

HT-679           5’ to 530’                          525’      @ 0.1010% Mo;

HT-679       530’ to 715’                          135’      @ 0.0641% Mo;

Intercepts from the deeper high grade zone were identified in holes HT-781 and HT-776 which were drilled from the bottom of the pit and HT-771 which was drilled from the upper benches on the east side of the pit. Notable intercepts include:

HT-781       460’ to 825’                        365’         @ 0.2321% Mo;

HT-776       295’ to 665’                        370’         @ 0.1073% Mo;

HT-771   1460’ to 1520’                          60’         @ 0.1077% Mo;

Other intercepts:

HT-776       0’ to 105’                            105’         @ 0.0457% Mo;

HT-776   665’ to 735’                              70’         @ 0.0636% Mo.

The upper, or eastern zone was tested by HT-765, 766, 772, 777, and 780.  All holes were drilled by reverse circulation except HT-780 which was a core hole drilled at -70o due west toward the pit from the same collar location as HT-679.  Notable intercepts include:

HT-765   190’ to 550’                            360’         @ 0.1187% Mo;

HT-766       0’ to 295’                            295’         @ 0.0562% Mo;

HT-772       0’ to 250’                            250’         @ 0.0582% Mo;

HT-772   280’ to 600’                            320’         @ 0.0427% Mo;
HT-777   370’ to 610’                            240’         @ 0.0991% Mo;

HT-777       0’ to 800’                            800’         @ 0.0674% Mo;

HT-780       5’ to 255’                            250’         @ 0.0757% Mo;

HT-780       0’ to 575’                            575’         @ 0.0542% Mo;

HT-780   625’ to 700’                              75’         @ 0.0594% Mo.

HT-783 is a core hole that was drilled as a twin to RC hole HT-765 and was drilled 25 feet northwest of the collar of HT-765.  Notable intercepts from this hole include:

HT-783       0’ to 215’                            215’         @ 0.0566% Mo;

HT-783   215’ to 530’                            315’         @ 0.1581% Mo;

HT-783   530’ to 750’                            220’         @ 0.0483% Mo;

HT-783   750’ to 800’                              50’         @ 0.0821% Mo;

HT-783   800’ to 835’                              35’         @ 0.0494% Mo.

The entire interval of HT-783 (0’ to 835’) ran 835’ @ 0.0939% Mo.

The entire interval of HT-765 (0’ to 840’) ran 840’ @ 0.0775% Mo.

HT-773 and HT-774 were drilled further east in the east upper zone.  Notable intercepts from these holes include:

HT-773       0’ to 165’                            165’         @ 0.0618% Mo;

HT-773   380’ to 510’                            130’         @ 0.0471% Mo;

HT-773       0’ to 830’ (all intervals, including those above)

                                                                830’         @ 0.0416% Mo;

HT-774   190’ to 330’                            140’         @ 0.0450% Mo;

HT-774   485’ to 740’                            255’         @ 0.0483% Mo.

Based on the results of this round of drilling, the Company is initiating a phase 2 infill and grade delineation drilling program in support of the pre-feasibility study.

Idaho General is a U.S. based mineral development company focused on exploration and development of molybdenum dominant projects. The Company’s Mount Hope project, located in Eureka County, Nevada, contains an estimated 1.2 billion pounds of recoverable molybdenum and is projected to have a 50+ year mine life, making it one of the world’s largest and highest grade molybdenum deposits. The Company is targeting initial production at Mount Hope in 2010.  As discussed above, The Company continues to evaluate its Hall-Tonopah project.  Idaho General is led by a highly-qualified technical and financial management team.  Its stock trades on the American Exchange under the symbol GMO.

Forward-Looking Statements
Statements herein which are not historical facts, such as estimates of the volume and grade of mineral deposits, future production levels, exploration results and plans, costs, and prices are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, metals price and production volatility, exploration risks and results, political risks, project development risks and ability to raise financing.  For a more detailed discussion of risks and other factors that may impact these forward looking statements please refer to the Risk Factors and other discussion contained in the Company’s quarterly and annual periodic reports on Forms 10-QSB and 10-KSB on file with the SEC. The Company undertakes no obligation and has no intention of updating forward-looking statements.

Contact Information:

Idaho General Mines, Inc.

Robert Dumont — Business Development                     Website: http://www.igmines.com/

Phone: (509) 838-1213                                                          Email: info@igmines.com